Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Second Quarter 2024 Results
Software Operations Bookings Up 10.3% From Prior Quarter
Year-Over-Year Software Revenue Performance Driven by Growth in Maintenance and Services

Alexandria, Va. (July 24, 2024) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the second quarter ended June 30, 2024. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on September 9, 2024, to stockholders of record on August 19, 2024.
Recent Highlights:
•Software operations bookings totaled $8.7 million in the second quarter, up 10.3% from the first quarter of 2024
•Second quarter software operations bookings included 18 six-figure customer contracts and one seven-figure customer contract
•Software backlog totaled $55.0 million at June 30, 2024, up nearly 4% from the prior year
•Second quarter 2024 Wireless average revenue per unit (ARPU) was $7.84, up on a year-over-year basis
•Improvement in quarterly net unit churn at 0.8% in the second quarter, down from 1.6% in the prior quarter
•Capital returned to stockholders in the second quarter of 2024 totaled $6.3 million
•Research and development costs total $6.1 million in the first six months of 2024, supporting Spok's investment in the Company's industry-leading solutions to fuel future growth

"Our goal has been and continues to be to reliably and consistently forecast and generate cash flow in order to return capital to our loyal stockholders over the long-term. We are achieving that goal," said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. "I am proud of the performance our team was able to deliver in the second quarter as we continue to serve our customers at a high level, while returning capital to stockholders. I am particularly pleased with our performance in generating software operations bookings of $8.7 million in the second quarter, which was up more than 10% from our team's impressive performance in the first quarter of 2024. While we did not match the largest single customer contract in Spok’s history from the second quarter of 2023, our second

Spok.com

Exhibit 99.1
NEWS RELEASE
quarter 2024 results were driven by a healthy mix of large deals and our average contract size continues to grow. Software sales are always going to be lumpy. However, we are encouraged as our third quarter sales are off to a very strong start.

"I believe Spok is doing an excellent job of balancing the necessary investments in our products and infrastructure in order to fuel future growth and continuing to return capital to our stockholders," continued Kelly. "Through the first six months of this year, Spok has generated nearly $7.7 million of net income and $14.6 million of adjusted EBITDA. Adjusted EBITDA in the second quarter was more than enough to cover our quarterly dividend payment, as well as our capital expenditure requirements. This resulted in a slight increase in our cash and cash equivalents balance, which we believe will continue to build through the remainder of the year.

"We were very pleased with our performance in the second quarter and believe that our results in the first half of the year provide a solid springboard for the second half of 2024. As a result, we are reiterating our guidance estimates for revenue and adjusted EBITDA generation for this year. At the midpoint of that guidance range, we believe we are on track to again grow consolidated revenue in 2024, on a year-over-year basis, with slight declines in wireless revenue being more than offset by continued growth in software revenue. We also anticipate that the midpoint of our adjusted EBITDA guidance will be consistent with 2023, with additional growth potential at the high-end of the guidance range. Of course, we will continue to update you on our outlook each quarter when we report our results," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands)	2024	2023	Change (%)	2024	2023	Change (%)
Revenue
Wireless revenue
Paging revenue	$17,633	$18,271	(3.5)%	$35,603	$36,796	(3.2)%
Product and other revenue	664	606	9.6%	1,289	1,109	16.2%
Total wireless revenue	$18,297	$18,877	(3.1)%	$36,892	$37,905	(2.7)%

Software revenue
License	$1,697	$3,692	(54.0)%	$4,323	$5,310	(18.6)%
Professional services	4,286	3,837	11.7%	8,311	7,076	17.5%
Hardware	334	933	(64.2)%	718	1,289	(44.3)%
Maintenance	9,368	9,124	2.7%	18,647	18,063	3.2%
Total software revenue	15,685	17,586	(10.8)%	31,999	31,738	0.8%
Total revenue	$33,982	$36,463	(6.8)%	$68,891	$69,643	(1.1)%

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands)	2024	2023	Change (%)	2024	2023	Change (%)
GAAP
Operating expenses	$29,508	$30,248	(2.4)%	$59,526	$58,711	1.4%
Net income	$3,425	$4,733	(27.6)%	$7,661	$7,850	(2.4)%
Cash and cash equivalents (as of period end)	$23,875	$30,866	(22.6)%	$23,875	$30,866	(22.6)%
Capital returned to stockholders	$6,329	$6,230	1.6%	$13,715	$13,163	4.2%

Non-GAAP
Adjusted operating expenses	$28,093	$28,875	(2.7)%	$56,615	$56,092	0.9%
Adjusted EBITDA	$7,048	$8,511	(17.2)%	$14,583	$15,410	(5.4)%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands, excluding units in service and ARPU)	2024	2023	Change (%)	2024	2023	Change (%)
Key Statistics
Wireless units in service (000's)	747	806	(7.3)%	747	806	(7.3)%
Wireless average revenue per unit (ARPU)	$7.84	$7.53	4.1%	$7.85	$7.56	3.8%
Software operations bookings(1)	$8,695	$14,010	(37.9)%	$16,580	$19,688	(15.8)%
Software backlog (as of period end)(2)	$55,006	$53,075	3.6%	$55,006	$53,075	3.6%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $6.0 million and $3.9 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of June 30, 2024 and 2023 respectively.
Financial Outlook:
Regarding financial guidance, the Company reiterated the following expectations for the full year 2024:

(Unaudited and in millions)	Current Guidance Full Year 2024
	From	To
Revenue
Wireless	$72.0	$75.0
Software	$64.0	$69.0
Total Revenue	$136.0	$144.0

Adjusted EBITDA	$27.5	$32.5
2024 Second Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, July 24, 2024, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, July 24, 2024, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/register/spok_q224_en/en
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets and severance and restructuring. With respect to our expectations under "Financial Guidance" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us

Spok.com

Exhibit 99.1
NEWS RELEASE
to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the U.S. healthcare industry; the sales cycle of our software solutions and services can run from six to eighteen months, making it

Spok.com

Exhibit 99.1
NEWS RELEASE
difficult to plan for and meet our sales objectives and bookings on a steady basis quarter-to-quarter and year-to-year; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; the reliability of our networks and servers and our ability to prevent cyberattacks and other security issues and disruptions; our reliance on data centers and other systems and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches or other compromises to our or our critical third parties' systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Revenue:
Wireless	$18,297	$18,877	$36,892	$37,905
Software	15,685	17,586	31,999	31,738
Total revenue	33,982	36,463	68,891	69,643
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	7,163	6,727	14,302	13,263
Research and development	3,176	2,853	6,127	5,346
Technology operations	6,181	6,452	12,480	13,039
Selling and marketing	3,506	4,354	7,655	8,255
General and administrative	8,067	8,489	16,051	16,189
Depreciation and accretion	1,067	1,265	2,135	2,501
Severance and restructuring	348	108	776	118
Total operating expenses	29,508	30,248	59,526	58,711
% of total revenue	86.8%	83.0%	86.4%	84.3%
Operating income	4,474	6,215	9,365	10,932
% of total revenue	13.2%	17.0%	13.6%	15.7%
Interest income	391	354	645	626
Other expense	(14)	(138)	(16)	(85)
Income before income taxes	4,851	6,431	9,994	11,473
Provision for income taxes	(1,426)	(1,698)	(2,333)	(3,623)
Net income	$3,425	$4,733	$7,661	$7,850
Basic net income per common share	$0.17	$0.24	$0.38	$0.39
Diluted net income per common share	$0.17	$0.23	$0.37	$0.39
Basic weighted average common shares outstanding	20,252,452	19,957,786	20,211,500	19,927,782
Diluted weighted average common shares outstanding	20,473,751	20,255,248	20,500,335	20,266,914
Cash dividends declared per common share	0.3125	0.3125	0.6250	0.6250

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	6/30/2024	12/31/2023

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$23,875	$31,989
Accounts receivable, net	22,824	23,314
Prepaid expenses	8,590	7,885
Other current assets	858	704
Total current assets	56,147	63,892
Non-current assets:
Property and equipment, net	7,056	7,321
Operating lease right-of-use assets	9,177	10,526
Goodwill	99,175	99,175
Deferred income tax assets, net	43,939	46,260
Other non-current assets	883	510
Total non-current assets	160,230	163,792
Total assets	$216,377	$227,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,418	$5,969
Accrued compensation and benefits	4,922	7,284
Deferred revenue	25,239	26,298
Operating lease liabilities	3,352	4,184
Other current liabilities	4,425	4,273
Total current liabilities	43,356	48,008
Non-current liabilities:
Asset retirement obligations	7,197	7,191
Operating lease liabilities	6,374	6,902
Other non-current liabilities	1,238	1,812
Total non-current liabilities	14,809	15,905
Total liabilities	58,165	63,913
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	102,946	102,936
Accumulated other comprehensive loss	(1,770)	(1,764)
Retained earnings	57,034	62,597
Total stockholders' equity	158,212	163,771
Total liabilities and stockholders' equity	$216,377	$227,684

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the six months ended
	6/30/2024	6/30/2023
Operating activities:
Net income	$7,661	$7,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	2,135	2,501
Deferred income tax expense	2,313	3,602
Stock-based compensation	2,307	1,859
Provisions for credit losses, service credits and other	262	222
Changes in assets and liabilities:
Accounts receivable	223	1,168
Prepaid expenses and other assets	(1,232)	(653)
Net operating lease liabilities	(11)	(324)
Accounts payable, accrued liabilities and other	(3,046)	(1,745)
Deferred revenue	(1,192)	(3,282)
Net cash provided by operating activities	9,420	11,198
Investing activities:
Purchases of property and equipment	(1,516)	(1,815)
Net cash used in investing activities	(1,516)	(1,815)
Financing activities:
Cash distributions to stockholders	(13,715)	(13,163)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	131	90
Purchase of common stock for tax withholding on vested equity awards	(2,428)	(1,245)
Net cash used in financing activities	(16,012)	(14,318)
Effect of exchange rate on cash and cash equivalents	(6)	47
Net decrease in cash and cash equivalents	(8,114)	(4,888)
Cash and cash equivalents, beginning of period	31,989	35,754
Cash and cash equivalents, end of period	$23,875	$30,866
Supplemental disclosure:
Income taxes paid	$241	$253

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Account size ending units in service (000's)
1 to 100 units	42	43	44	46	48	48	50	51
101 to 1,000 units	128	135	142	143	144	149	147	147
>1,000 units	577	575	579	596	614	614	620	626
Total	747	753	765	785	806	811	817	824

Market segment as a percent of total ending units in service
Healthcare	85.8%	86.1%	85.9%	86.0%	86.1%	85.7%	85.4%	85.0%
Government	4.4%	4.1%	4.2%	4.2%	4.2%	4.3%	4.4%	4.1%
Large enterprise	4.0%	3.9%	4.1%	4.1%	4.0%	4.1%	4.0%	3.9%
Other(1)	5.8%	5.9%	5.8%	5.7%	5.7%	5.9%	6.2%	7.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.51	$12.66	$12.57	$12.02	$11.91	$12.03	$11.95	$11.80
101 to 1,000 units	9.06	9.14	9.16	8.75	8.56	8.75	8.66	8.44
>1,000 units	7.21	7.23	7.15	6.97	6.94	6.95	6.86	6.69
Total	$7.84	$7.89	$7.84	$7.59	$7.53	$7.59	$7.50	$7.40

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Operating expenses	$29,508	$30,248	$59,526	$58,711
Add back:
Depreciation and accretion	(1,067)	(1,265)	(2,135)	(2,501)
Severance and restructuring	(348)	(108)	(776)	(118)
Adjusted operating expenses	$28,093	$28,875	$56,615	$56,092

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Net income	$3,425	$4,733	$7,661	$7,850
Add back:
Provision for income taxes	1,426	1,698	2,333	3,623
Other expense	14	138	16	85
Interest income	(391)	(354)	(645)	(626)
Depreciation and accretion	1,067	1,265	2,135	2,501
EBITDA	$5,541	$7,480	$11,500	$13,433
Adjustments:
Stock-based compensation	1,159	923	2,307	1,859
Severance and restructuring	348	108	776	118
Adjusted EBITDA	$7,048	$8,511	$14,583	$15,410